                                                                    Exhibit 10.1

                             Amendment 1 to the
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             "VIRUSSCAN" and "EQUIP" OEM Software License Agreement
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                              dated June 17, 1997
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                                    between
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                   XcelleNet, Inc. and McAfee Software, Inc.
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This Amendment 1 ("Amendment") to the "VIRUSSCAN" and "EQUIP" OEM Software License Agreement as amended and identified above ("Agreement") is entered into and made effective as of March 30, 1998 ("Amendment Effective Date") by and
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between XcelleNet, Inc. ("XcelleNet" or "OEM") and Network Associates, Inc.,
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successor in interest to McAfee Software, Inc. ("NAI" or "McAfee")

1. The parties acknowledge and accept that Network Associates, Inc. acquired McAfee Software, Inc. and is the successor in interest under the Agreement, assuming all terms, conditions, rights and responsibilities, of McAfee.

2. Throughout the Agreement, replace the word "ESSENTIALS" with the words "RemoteWare and RemoteWare Express" and the word "SessionXpress" with "RemoteWare Express".

3. In EXHIBIT "A" TO MCAFEE OEM SOFTWARE LICENSE AGREEMENT - Section 1 - for the VirusScan for Win 3.1, Win95 and NT Product Name replace the Version "3.0" with the words "Each version released during the term of the Agreement for Microsoft Windows platforms."

4. A confidential portion of this document has been omitted and filed separately with the Commission.

5. A confidential portion of this document has been omitted and filed separately with the Commission.

6. A confidential portion of this document has been omitted and filed separately with the Commission.

7. A confidential portion of this document has been omitted and filed separately with the Commission.

8. In EXHIBIT "A" TO MCAFEE OEM SOFTWARE LICENSE AGREEMENT - Section 10:
Additional Agreements: --  replace that entire section with the following:

  "10. Additional Conditions. NAI agrees to complete its initial performance of the following conditions by May 1, 1998 and to continue to perform them as required through the term of the Agreement:

       . Provide a hot-link for its appropriate "partners/OEM" area of its web sites to OEM's web site and allow OEM to have a hot-link from its web site to that of NAI.
       . Review and approve an OEM authored White Paper concerning the bundled products and their features and benefits.
       . Issue a joint press release regarding the bundling of technology, integration of products and combined marketing efforts of OEM and NAI.
       . Not promote, market or publicly disclose products of any competitor of OEM that is used to distribute and update end users of NAI anti-virus products over a corporate intranet; however, this restriction does not prevent NAI from promoting products that distribute and update non Anti-Virus products or Anti-virus products to LAN-Based corporate users.

       . Provide a link from its appropriate "NetTools and product order area" of its web site to the RemoteWare Express download area of OEM's web site.
       .  Three times annually, NAI authorizes OEM to do a direct marketing and
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          communications mailing regarding OEM's products to the users of such products, and its VirusScan, Net Shield, Internet Security, Total Virus Defense or other equivalent product. This mailing will be sent from a direct mail broker and the mailing may be approved by NAI, whose consent can not be unreasonably withheld.
       . Bundle evaluation or promotional versions of RemoteWare Express with TVD and VSS suites, as updated and enhanced, from NAI and ship to all
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          NAI customers who order such NAI products."

9. In Section 15 -- TERM; TERMINATION - Subsection 15 -- on line 1 replace the word "two" with "three" and on line 3 replace the word "sixty (60)" with "one hundred and thirty-five (135)".

10. In Section 2 -- LICENSE -- Subsection 2.1 -- on line 8 after the words "end users" add the clause ", its OEMs and integrators, distributors".

11. A confidential portion of this document has been omitted and filed separately with the Commission.

12. A confidential portion of this document has been omitted and filed separately with the Commission.

13. In Section 12 -- WARRANTY; SUPPORT; AND MAINTENANCE - Subsection 12.1 - after the last sentence of that subsection add the following new sentences:

  "McAfee warrants that to the best of its knowledge and ability the Licensed Programs do not, and will not, contain any virus or other intentional disabling or harmful code. McAfee warrants that, provided that the operating system software with which the Licensed Programs are being operated is year 2000 compliant within the following meaning, the occurrence in or use by the Software of dates on or after January 1, 1999 ("Millennial Dates") will not adversely affect the performance of the Licensed Programs with respect to date dependent data, computations, output, processing, or other functions (including, without limitation, calculating, computing, retrieving, sequencing, sorting and storing) and that the Licensed Programs will create, store and generate output related to or including Millennial Dates without errors or omissions."

Except as amended, all other terms and conditions of the Agreement shall continue in full force and effect. In the event of a conflict between this Amendment 2 and the Agreement, this Amendment shall have precedence.

This Amendment shall commence on the Amendment Effective Date and shall continue until the termination date of the Agreement as amended, unless canceled or terminated earlier in accordance with the provisions of the Agreement as amended.

Acceptance by:                         Accepted by:
Network Associates, Inc.               XcelleNet, Inc.

By: /s/  Prabhat K. Goyal              By: /s/  David F. Held
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Printed Name: Prabhat K. Goyal         Printed Name: David F. Held
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Title: Chief Financial Officer         Title: Chief Financial Officer
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Date: 3/31/98                          Date: 3/30/98
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